[LETTERHEAD PANNELL KERR FORSTER]

                                                       7th Floor Marine Building
                                                                  355 Burrard St
                                                                 Vancouver, B.C.
                                                                 Canada, V6C 2G8
                                                       Telephone: (604) 667-1231
                                                       Facsimile: (604) 688-4675
A.S.  Henshaw
File  #:195400

May  16,  2000

Board  of  Directors
Cyberoad.com  Corporation
Oficentro  Sabana  Sur
Edificio  7,  5  Piso
San  Jose,  Costa  Rica

Dear  Sirs:

We consent to the incorporation in the Pre Effective Amendment No. 1 to Form SB-2 Registration Statement of our report dated February 23, 2000 relating to the consolidated balance sheets of cyberoad.com Corporation as at December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended.

/s/  Pannell  Kerr  Forster

CHARTERED  ACCOUNTANTS
Vancouver,  Canada

ASH/dm